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Exhibit 10.21

1651 PAGE MILL ROAD
PALO ALTO, CALIFORNIA 94304

PHONE: 650-624-9600
Fax: 650-624-7540

June 30, 2001

To Dr. Leslie McEvoy:

        This letter replaces in its entirety my letter to you dated June 28, 2001 regarding certain bonus payments payable to you by Corgentech and supercedes all prior oral and written agreements on that subject.

        Pursuant to the terms of your offer letter dated August 18, 2000 and as an incentive toward your continued service at Corgentech, you are eligible for three (3) cash bonus payments, each equal to a minimum amount of $13,468.75, payable on June 28, 2002, June 28, 2003 and June 28, 2004, respectively; provided, however, if you cease to be an employee of Corgentech for any reason before any such payment date you shall not receive any further cash bonus payments.

Very truly yours,

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin President and CEO, Corgentech Inc.
AGREED AND ACCEPTED:
/s/ LESLIE MCEVOY Leslie McEvoy
Date: August 28, 2001

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  Exhibit 10.21